Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL BOARD DECLARES DIVIDEND FOR

SECOND FISCAL QUARTER 2018

SAN JOSE, Calif. — Nov. 1, 2017 — Western Digital Corp. (NASDAQ: WDC) today announced that the board of directors declared a cash dividend for the quarter ending Dec. 29, 2017, of $0.50 per share of common stock (the “cash dividend”). The cash dividend will be paid on Jan. 16, 2018, to the company’s stockholders of record as of Dec. 29, 2017.

The amount of future dividends under the company’s dividend policy, and the declaration and payment thereof, will be based upon all relevant factors, including the company’s financial position, results of operations, cash flows, capital requirements and restrictions under the company’s financing documents, and shall be in compliance with applicable law. The board retains the power to modify, suspend or cancel the company’s dividend policy in any manner and at any time as it may deem necessary or appropriate in the future.

About Western Digital®

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data.

Western Digital® data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™ and WD® brands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the company’s dividend for the second fiscal quarter ending Dec. 29, 2017. These forward-looking statements are based on management’s current expectations and are subject to

Western Digital Board Declares Dividend for Second Fiscal Quarter 2018

risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on Aug. 29, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, the Western Digital logo, G-Technology, HGST, SanDisk, Tegile, Upthere and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

Company contacts:

Western Digital Corp.

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com